Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

McCormick & Company, Incorporated

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to Be Paid	Equity	Common Stock Non-Voting, par value $0.01 per share	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to Be Paid	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—		—	—	—	—	—

	Total Offering Amounts					—		$—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$—

(1)

An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. This registration statement also includes such indeterminate amount of identified securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of the registrant. Separate consideration may or may not be received for any securities so issued upon conversion, exchange or redemption.

(2)

The registrant is deferring payment of the registration fee pursuant to Rule 456(b) of the Securities Act of 1933, as amended (the “Securities Act”), and is omitting this information in reliance on Rule 456(b) and Rule 457(r) of the Securities Act. Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).